CONTACT:
Dan Lombardo
Vice President of Investor Relations
630-570-0605
dan.lombardo@inventrustproperties.com

InvenTrust Properties Corp. Reports 2022 Third Quarter Results
DOWNERS GROVE, III – November 1, 2022 – InvenTrust Properties Corp. (“InvenTrust” or the “Company”) (NYSE: IVT) today reported financial and operating results for the period ended September 30, 2022. For the three months ended September 30, 2022 and 2021, Net Income was $0.9 million, or $0.01 per diluted share, compared to Net Income of $4.0 million, or $0.06 per diluted share, respectively.
Third Quarter 2022 Highlights:
•NAREIT FFO for the quarter of $0.39 per diluted share
•Core FFO for the quarter of $0.37 per diluted share
•Leased Occupancy as of September 30, 2022 of 95.6%
•Executed 83 leases totaling approximately 478,000 square feet of pro rata GLA, of which 441,000 square feet was executed at a blended comparable lease spread of 8.2%
•Net Debt-to-Adjusted EBITDA of 5.0x at September 30, 2022
•Completed the private placement of $250 million of senior notes
•Completed a $10.8 million expansion of the Publix at Suncrest Village in Orlando, FL
“Since our listing on the New York Stock Exchange last October, our business plan and strategy has offered a simple and unique investment opportunity within the strip center sector,” Daniel (DJ) Busch, President and CEO of InvenTrust commented. “Our team’s efforts and execution across all areas of the business as well as our conservative balance sheet has the company positioned to navigate any economic scenario.”
FINANCIAL SUMMARY
NET INCOME
•Net Income for the three months ended September 30, 2022 was $0.9 million, or $0.01 per diluted share, compared to Net Income of $4.0 million, or $0.06 per diluted share, for the same period in 2021.
•Net Income for the nine months ended September 30, 2022 was $52.4 million, or $0.77 per diluted share, compared to Net Income of $5.4 million, or $0.08 per diluted share, for the same period in 2021.
NAREIT FFO
•NAREIT FFO for the three months ended September 30, 2022 was $26.1 million, or $0.39 per diluted share, compared to $26.3 million, or $0.37 per diluted share, for the same period in 2021.
•NAREIT FFO for the nine months ended September 30, 2022 was $88.2 million, or $1.31 per diluted share, compared to $74.1 million, or $1.03 per share, for the same period in 2021.

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CORE FFO
•Core FFO for the three months ended September 30, 2022 was $25.2 million, or $0.37 per diluted share, compared to $27.3 million, or $0.38 per diluted share, for the same period in 2021.
•Core FFO for the nine months ended September 30, 2022 was $82.9 million, or $1.23 per diluted share, compared to $73.3 million, or $1.02 per diluted share, for the same period in 2021.
PRO RATA SAME PROPERTY NOI
•Pro Rata Same Property NOI for the three months ended September 30, 2022 was $35.8 million, a 2.8% decrease, compared to the same period in 2021. Excluding net out of period rent collection of $1.3 million, Pro Rata Same Property NOI would have increased 0.8%, when comparing the three months ended September 30, 2022 to the same period in 2021.
•Pro Rata Same Property NOI for the nine months ended September 30, 2022 was $110.5 million, a 5.4% increase, compared to the same period in 2021. Excluding net out of period rent collection of $1.3 million, Pro Rata Same Property NOI would have increased 6.6%, when comparing the nine months ended September 30, 2022 to the same period in 2021.
DIVIDEND
•For the quarter ending September 30, 2022, the Board of Directors declared a quarterly cash distribution of $0.2052 per share, payable on October 14, 2022.
PORTFOLIO PERFORMANCE & INVESTMENT ACTIVITY
•As of September 30, 2022, the Company’s Leased Occupancy was 95.6%.
◦Total Anchor Leased Occupancy, which includes spaces greater than or equal to 10,000 square feet, was 98.2% and Small Shop Leased Occupancy was 91.0%. Anchor Leased Occupancy remained flat and Small Shop Leased Occupancy increased 50 basis points on a sequential basis compared to the previous quarter.
◦Leased to Economic Occupancy spread of 210 basis points, which equates to approximately $5.2 million of base rent on an annualized basis.
•Blended re-leasing spreads for comparable new and renewal leases signed in the third quarter were 8.2%.
•Annualized Base Rent PSF (“ABR”) as of September 30, 2022 for the Pro Rata Combined Portfolio was $18.91, an increase of 2.6% compared to the same period in 2021. Anchor Tenant ABR PSF was $12.39 and Small Shop ABR PSF was $31.91 for the third quarter.
•In August 2022, the Company completed a $10.8 million expansion of the Publix at Suncrest Village in Orlando, Florida.
LIQUIDITY AND CAPITAL STRUCTURE
•InvenTrust had $574.1 million of total liquidity, as of September 30, 2022 comprised of $224.1 million of Pro Rata Cash and $350.0 million of availability under its Revolving Credit Facility.
•InvenTrust had no debt maturing in 2022 and $38.6 million of debt maturing in 2023, as of September 30, 2022.
•On August 11, 2022, the Company issued $150.0 million of seven year and $100.0 million of ten year senior notes with a weighted average fixed rate of 5.12% and weighted average term of approximately 8.2 years.
•As of September 30, 2022, the Company's weighted average interest rate on its consolidated debt was 3.89% and the weighted average remaining term was 5.2 years.
•As of September 30, 2022, the Company's weighted average interest rate on its pro rata debt was 3.81% and the weighted average remaining term was 4.9 years.
SUBSEQUENT ACTIVITY
•On October 28, 2022, the Company acquired Eastfield Village in Huntersville, North Carolina for $22.5 million. The 96,000 square foot neighborhood center is anchored by Food Lion.

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2022 GUIDANCE
InvenTrust has updated its 2022 guidance, as summarized in the table below.

(Unaudited, dollars in thousands, except per share amounts)	Current			Previous
Net Income per diluted share (1)	$0.76	—	$0.80	$0.74	—	$0.78
NAREIT FFO per diluted share (2)	$1.65	—	$1.69	$1.61	—	$1.65
Core FFO per diluted share	$1.57	—	$1.60	$1.52	—	$1.56
Same Property NOI (“SPNOI”) Growth	4.00%	—	5.00%	4.00%	—	5.00%
General and administrative (3)	+/- $32,250			$32,750	—	$33,750
Interest expense, net	+/- $24,500			$24,500	—	$25,500
Net investment activity (4)	+/- $135,000			+/- $210,000
(1) Net Income per diluted share excludes potential gains and losses on asset sales, and any related GAAP adjustments resulting from these transactions.
(2) 2022 NAREIT FFO per diluted share Guidance:
•Excludes potential gains or losses on asset sales, and any related GAAP adjustments resulting from these transactions.
•Excludes any items that impact NAREIT FFO comparability, including loss on debt extinguishment, non-routine or one-time items or transaction expenses.
•Includes an expectation that some tenants will move from the cash basis of accounting to the accrual basis of accounting which can result in volatility in straight-line rental income adjustments.
(3) General and administrative guidance is inclusive of expenses associated with our oversight of the joint venture.
(4) Net investment activity represents anticipated acquisition activity less disposal activity for 2022.
Net Income, NAREIT FFO, Core FFO and SPNOI guidance are inclusive of prior period unrecognized rent that we anticipate collecting in 2022.
The Company's 2022 Guidance is based on a number of assumptions that are subject to change and may be outside the Company’s control. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurances that InvenTrust will achieve these results.

CONFERENCE CALL INFORMATION
Date:        Wednesday, November 2, 2022
Time:        9:00 a.m. ET
Dial-in:         (844) 200-6205 / Access Code: 844005
Webcast:     https://events.q4inc.com/attendee/509450688

Replay
Webcast Archive: https://www.inventrustproperties.com/investor-relations/
A webcast replay will be available shortly after the conclusion of the presentation using the webcast link above.

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NON-GAAP FINANCIAL MEASURES
This Earnings Release includes certain non-GAAP financial measures and other terms that management believes are helpful in understanding our business. These measures should not be considered as alternatives to, or more meaningful than, net income (calculated in accordance with GAAP) or other GAAP financial measures, as an indicator of financial performance and are not alternatives to, or more meaningful than, cash flow from operating activities (calculated in accordance with GAAP) as a measure of liquidity. Non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results to those calculated in accordance with GAAP. The Company's computation of these non-GAAP performance measures may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from these non-GAAP performance measures are relevant to understanding and addressing financial performance. A reconciliation of our non-GAAP measures to the most directly comparable GAAP financials measures are included herein.

SAME PROPERTY NOI or SPNOI
Information provided on a same property basis includes the results of properties that were owned and operated for the entirety of both periods presented. NOI excludes general and administrative expenses, direct listing costs, depreciation and amortization, provision for asset impairment, other income and expense, net, gains (losses) from sales of properties, gains (losses) on extinguishment of debt, interest expense, net, equity in earnings (losses) from unconsolidated entities, lease termination income and expense, and GAAP rent adjustments (such as straight-line rent, above/below market lease amortization and amortization of lease incentives).

NAREIT FUNDS FROM OPERATIONS (NAREIT FFO) and CORE FFO
Our non-GAAP measure of NAREIT Funds from Operations ("NAREIT FFO"), based on the National Association of Real Estate Investment Trusts ("NAREIT") definition, is net income (or loss) in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property. Adjustments for our unconsolidated joint venture is calculated to reflect our proportionate share of the joint venture's NAREIT FFO on the same basis. Core Funds From Operations (“Core FFO”) is an additional supplemental non-GAAP financial measure of our operating performance. In particular, Core FFO provides an additional measure to compare the operating performance of different REITs without having to account for certain remaining amortization assumptions within NAREIT FFO and other unique revenue and expense items which some may consider not pertinent to measuring a particular company’s on-going operating performance.

ADJUSTED EBITDA
Our non-GAAP measure of Adjusted EBITDA excludes gains (or losses) resulting from debt extinguishments, transaction expenses, straight-line rent adjustments, amortization of above and below market leases and lease inducements, and other unique revenue and expense items which some may consider not pertinent to measuring a particular company’s on-going operating performance. Adjustments for our unconsolidated joint venture is calculated to reflect our proportionate share of the joint venture's Adjusted EBITDA on the same basis.

NET DEBT-TO-ADJUSTED EBITDA
Net Debt-to-Adjusted EBITDA is Pro Rata Net Debt divided by Adjusted EBITDA on a trailing twelve month basis.

PRO RATA
Where appropriate, the Company has included the results from its ownership share of its joint venture properties when combined with the Company's wholly owned properties, defined as "Pro Rata," with the exception of property and lease count.

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Financial Statements

Condensed Consolidated Balance Sheets
Dollars in thousands, except share amounts

	As of September 30	As of December 31
	2022	2021
Assets	(unaudited)
Investment properties
Land	$649,634	$598,936
Building and other improvements	1,820,161	1,664,525
Construction in progress	4,650	9,642
Total	2,474,445	2,273,103
Less accumulated depreciation	(385,000)	(350,256)
Net investment properties	2,089,445	1,922,847
Cash, cash equivalents and restricted cash	216,516	44,854
Investment in unconsolidated entities	56,490	107,944
Intangible assets, net	92,295	81,026
Accounts and rents receivable	34,184	30,059
Deferred costs and other assets, net	54,479	25,685
Total assets	$2,543,409	$2,212,415

Liabilities
Debt, net	$807,639	$533,082
Accounts payable and accrued expenses	45,032	36,208
Distributions payable	13,836	13,802
Intangible liabilities, net	30,247	28,995
Other liabilities	27,908	28,776
Total liabilities	924,662	640,863
Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.001 par value, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value, 146,000,000 shares authorized, 67,427,571 shares issued and outstanding as of September 30, 2022 and 67,344,374 shares issued and outstanding as of December 31, 2021	67	67
Additional paid-in capital	5,455,228	5,452,550
Distributions in excess of accumulated net income	(3,865,885)	(3,876,743)
Accumulated comprehensive income (loss)	29,337	(4,322)
Total stockholders' equity	1,618,747	1,571,552
Total liabilities and stockholders' equity	$2,543,409	$2,212,415

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Financial Statements, Continued

Condensed Consolidated Statements of Operations and Comprehensive Income
Dollars in thousands, except share and per share amounts, unaudited

	Three Months Ended September 30		Nine Months Ended September 30
	2022	2021	2022	2021
Income
Lease income, net	$57,859	$53,965	$174,562	$154,869
Other property income	304	310	886	760
Other fee income	594	863	1,988	2,770
Total income	58,757	55,138	177,436	158,399

Operating expenses
Depreciation and amortization	24,021	21,318	71,055	65,000
Property operating	10,787	8,143	28,256	23,926
Real estate taxes	8,937	8,490	25,595	24,781
General and administrative	7,236	8,782	23,239	29,043
Direct listing costs	—	1,704	—	1,704
Total operating expenses	50,981	48,437	148,145	144,454

Other (expense) income
Interest expense, net	(7,689)	(3,999)	(18,129)	(11,956)
Loss on extinguishment of debt	—	(400)	(96)	(400)
Gain on sale of investment properties, net	—	636	36,856	1,516
Equity in earnings of unconsolidated entities	352	1,046	3,784	2,441
Other income and expense, net	497	8	652	(155)
Total other (expense) income, net	(6,840)	(2,709)	23,067	(8,554)

Net income	$936	$3,992	$52,358	$5,391

Weighted-average common shares outstanding - basic	67,427,571	71,261,403	67,398,713	71,731,832
Weighted-average common shares outstanding - diluted	67,547,259	71,395,625	67,558,315	71,802,082

Net income per common share - basic	$0.01	$0.06	$0.78	$0.08
Net income per common share - diluted	$0.01	$0.06	$0.77	$0.08

Distributions declared per common share outstanding	$0.21	$0.20	$0.62	$0.58
Distributions paid per common share outstanding	$0.21	$0.20	$0.62	$0.58

Comprehensive income
Net income	$936	$3,992	$52,358	$5,391
Unrealized gain (loss) on derivatives	11,992	(195)	32,912	1,560
Reclassification (to) from net income	(770)	1,102	747	3,228
Comprehensive income	$12,158	$4,899	$86,017	$10,179

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Pro Rata Same Property NOI
Dollars in thousands

The following table reflects Pro Rata Same Property NOI:

	Three Months Ended September 30		Nine Months Ended September 30
	2022	2021	2022	2021
Income
Minimum base rent	$33,044	$30,402	$97,643	$91,089
Real estate tax recoveries	7,097	7,067	20,190	20,899
Common area maintenance, insurance, and other recoveries	6,471	5,770	18,427	17,155
Ground rent income	3,407	3,247	10,084	9,730
Short-term and other lease income	649	849	2,812	2,486
Provision for uncollectible billed rent and recoveries	(255)	(13)	(614)	(1,611)
Reversal of uncollectible billed rent and recoveries	69	2,259	1,177	4,011
Other property income	296	310	869	764
Total income	50,778	49,891	150,588	144,523

Operating Expenses
Property operating	9,803	7,786	25,530	23,218
Real estate taxes	7,801	7,950	22,390	23,797
Total operating expenses	17,604	15,736	47,920	47,015

Same Property NOI	33,174	34,155	102,668	97,508

JV Same Property NOI	2,589	2,643	7,880	7,347

Pro Rata Same Property NOI	$35,763	$36,798	$110,548	$104,855

Pro Rata Same Property NOI
The following table presents a reconciliation of Net Income to Pro Rata Same Property NOI:

	Three Months Ended September 30		Nine Months Ended September 30
	2022	2021	2022	2021
Net income	$936	$3,992	$52,358	$5,391
Adjustments to reconcile to non-GAAP metrics:
Other income and expense, net	(497)	(8)	(652)	155
Equity in earnings of unconsolidated entities	(352)	(1,046)	(3,784)	(2,441)
Interest expense, net	7,689	3,999	18,129	11,956
Loss on extinguishment of debt	—	400	96	400
Gain on sale of investment properties, net	—	(636)	(36,856)	(1,516)
Depreciation and amortization	24,021	21,318	71,055	65,000
General and administrative	7,236	8,782	23,239	29,043
Direct listing costs	—	1,704	—	1,704
Other fee income	(594)	(863)	(1,988)	(2,770)
Adjustments to NOI (a)	(1,777)	(1,825)	(8,071)	(5,674)
NOI	36,662	35,817	113,526	101,248
NOI from other investment properties	(3,488)	(1,662)	(10,858)	(3,740)
Same Property NOI	33,174	34,155	102,668	97,508
IAGM Same Property NOI at share	2,589	2,643	7,880	7,347
Pro Rata Same Property NOI	$35,763	$36,798	$110,548	$104,855
(a)Adjustments to NOI include termination fee income and expense and GAAP rent adjustments.

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NAREIT FFO and Core FFO
Dollars in thousands, except share and per share amounts

The following table presents a reconciliation of Net Income to NAREIT FFO and Core FFO Attributable to Common Shares and Dilutive Securities and provides additional information related to its operations:

	Three Months Ended September 30		Nine Months Ended September 30
	2022	2021	2022	2021
Net income	$936	$3,992	$52,358	$5,391
Depreciation and amortization related to investment properties	23,826	21,107	70,444	64,328
Gain on sale of investment properties, net	—	(636)	(36,856)	(1,516)
Unconsolidated joint venture adjustments (a)	1,335	1,787	2,255	5,943
NAREIT FFO Applicable to Common Shares and Dilutive Securities	26,097	26,250	88,201	74,146
Amortization of above and below-market leases and lease inducements, net	(985)	(1,019)	(4,594)	(3,404)
Straight-line rent adjustments, net	(757)	(633)	(3,125)	(1,902)
Direct listing costs	—	1,704	—	1,704
Adjusting items, net (b)	696	758	2,093	2,214
Unconsolidated joint venture adjusting items, net (c)	172	260	300	566
Core FFO Applicable to Common Shares and Dilutive Securities	$25,223	$27,320	$82,875	$73,324

Weighted average common shares outstanding - basic	67,427,571	71,261,403	67,398,713	71,731,832
Dilutive effect of unvested restricted shares (d)	119,688	134,222	159,602	70,250
Weighted average common shares outstanding - diluted	67,547,259	71,395,625	67,558,315	71,802,082

NAREIT FFO Applicable to Common Shares and Dilutive Securities per share	$0.39	$0.37	$1.31	$1.03
Core FFO Applicable to Common Shares and Dilutive Securities per share	$0.37	$0.38	$1.23	$1.02
(a)Represents our share of depreciation, amortization and gain on sale related to investment properties held in IAGM.
(b)Adjusting items, net, are primarily loss on extinguishment of debt, amortization of debt discounts and financing costs, depreciation and amortization of corporate assets, and non-operating income and expenses, net, which includes items which are not pertinent to measuring on-going operating performance, such as miscellaneous and settlement income.
(c)Represents our share of amortization of above and below-market leases and lease inducements, net, straight line rent adjustments, net and adjusting items, net related to IAGM.
(d)For purposes of calculating non-GAAP per share metrics, the same denominator is used as that which would be used in calculating diluted earnings per share in accordance with GAAP.

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EBITDA, Pro Rata
Dollars in thousands

The following table presents a pro rata reconciliation of Net Income to EBITDA and Adjusted EBITDA, with reconciling items reflecting our consolidated entities and our pro rata share of our JV:

	Three Months Ended September 30		Nine Months Ended September 30
	2022	2021	2022	2021
Net income	$936	$3,992	$52,358	$5,391
Interest expense	8,200	4,690	19,772	14,385
Income tax expense	114	74	329	275
Depreciation and amortization	25,356	23,325	75,373	71,163
EBITDA	34,606	32,081	147,832	91,214
Adjustments to reconcile to Adjusted EBITDA
Direct listing costs	—	1,704	—	1,704
Gain on sale of investment properties, net	—	(856)	(38,919)	(1,736)
Loss on debt extinguishment	—	518	207	526
Non-operating income and expense, net (a)	(207)	(229)	(827)	(6)
Other leasing adjustments (b)	(1,645)	(1,588)	(7,547)	(5,072)
Adjusted EBITDA	$32,754	$31,630	$100,746	$86,630
(a)Non-operating income and expense, net, includes other items which are not pertinent to measuring ongoing operating performance, such as miscellaneous and settlement income.
(b)Other leasing adjustments includes amortization of above and below market leases and straight-line rent adjustments.

Financial Leverage Ratios
Dollars in thousands

The following table presents the calculation of net debt and Net Debt-to-Adjusted EBITDA:

	As of September 30	As of December 31
	2022	2021
Pro Rata Net Debt:
Pro Rata Outstanding Debt, net	$876,738	$624,289
Less: Pro Rata Cash	(224,107)	(79,628)
Pro Rata Net Debt	$652,631	$544,661

Pro Rata Net Debt-to-Adjusted EBITDA (trailing 12 months):
Pro Rata Net Debt	$652,631	$544,661
Adjusted EBITDA (trailing 12 months)	131,389	117,273
Net Debt-to-Adjusted EBITDA	5.0x	4.6x

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About InvenTrust Properties Corp.
InvenTrust Properties Corp. (“we,” the “Company,” “our,” “us,” "IVT" or "InvenTrust") is a premier Sun Belt, multi-tenant essential retail REIT that owns, leases, redevelops, acquires and manages grocery-anchored neighborhood and community centers as well as high-quality power centers that often have a grocery component. We pursue our business strategy by acquiring retail properties in Sun Belt markets, opportunistically disposing of retail properties, maintaining a flexible capital structure, and enhancing environmental, social and governance ("ESG") practices and standards. A trusted, local operator bringing real estate expertise to its tenant relationships, IVT has built a strong reputation with market participants across its portfolio. IVT is committed to leadership in ESG practices and has been a Global Real Estate Sustainability Benchmark (“GRESB”) member since 2013. As of September 30, 2022, the Company is an owner and manager of 62 retail properties, representing 10.5 million square feet of retail space. For more information, please visit www.inventrustproperties.com.

Forward-Looking Statements Disclaimer
Forward-Looking Statements in this press release, or made during the earnings call, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements about the Company’s 2022 guidance and ability to navigate any economic scenario, or regarding management’s intentions, beliefs, expectations, representation, plans or predictions of the future, are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” “outlook,” “guidance,” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. The following factors, among others, could cause actual results and financial position and timing of certain events to differ materially from those described in the forward-looking statements: the effects and duration of the COVID-19 pandemic; interest rate movements; local, regional, national and global economic performance; the impact of inflation on the Company and on its tenants; competitive factors; the impact of e-commerce on the retail industry; future retailer store closings; retailer consolidation; retailers reducing store size; retailer bankruptcies; government policy changes; and any material market changes and trends that could affect the Company’s business strategy. For further discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see the Risk Factors included in InvenTrust’s most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the Securities and Exchange Commission. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Availability of Information on InvenTrust Properties Corp.'s Website and Social Media Channels
Investors and others should note that InvenTrust routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission filings, press releases, public conference calls, webcasts and the InvenTrust investor relations website. The Company uses these channels as well as social media channels (e.g., the InvenTrust Twitter account (twitter.com/inventrustprop); and the InvenTrust LinkedIn account (linkedin.com/company/inventrustproperties)) as a means of disclosing information about the Company's business to our colleagues, investors, and the public. While not all of the information that the Company posts to the InvenTrust investor relations website or on the Company’s social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in InvenTrust to review the information that it shares on www.inventrustproperties.com/investor-relations and on the Company’s social media channels.

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